UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☐	Definitive Information Statement
AXIOM GOLD AND SILVER CORP.
(Name of Registrant as Specified in the Charter)

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NOTICE OF ACTION BY WRITTEN CONSENT

September __, 2013

To the Stockholders of

AXIOM GOLD AND SILVER CORP. (A Nevada Corporation)

We Are Not Asking You For A Proxy, And You Are Requested Not To Send Us A Proxy.

This Information Statement is to notify shareholders of our common stock of actions to be taken by the majority shareholder of our common stock in lieu of an annual meeting of shareholders. This Information Statement is being mailed on or about September __, 2013 to all of our shareholders of record at the close of business on September 6, 2013 (the "Record Date"). As of the Record Date, there were approximately 247,819,016 shares entitled to vote on the matters set forth herein.

A holder of 222,195,650 shares of our common stock, representing approximately 89.7% of our outstanding common stock, has executed a written consent in lieu of an Annual Meeting (the "Written Consent"), with an effective date of August 27, 2013 to:

●	enact a reverse stock split whereby every 25 shares of common stock held by a stockholder shall be exchanged for one share of our common stock,

●	amend the Articles of Incorporation to change our name from “Axiom Gold and Silver Corp.” to “Axiom Oil and Gas Corp.”,
●	elect one (1) member to the Board of Directors to serve for a one-year term or until his respective successor is elected and qualified and

●	approve the selection of Cowan, Gunteski & Company, P.A. as our independent auditors for the fiscal year ended August 31, 2013.

The actions described above will take effect approximately 20 days after the mailing of this Information Statement to our shareholders, pending any required filings with the Secretary of State of Nevada.

Because a holder of approximately 222,195,650 shares of our common stock, representing approximately 89.7% of our outstanding common stock, has executed the Written Consent, no vote or consent of any other shareholder is being, or will be, solicited in connection with the authorization of the matters set forth in the Written Consent. Under Nevada law, our bylaws and our Articles of Incorporation, the votes represented by the holder signing the Written Consent are sufficient in number to authorize the matters set forth in the Written Consent, without the vote or consent of any of our other shareholders. Nevada statutes provide that any action that is required to be taken, or that may be taken, at any annual or special meeting of shareholders of a Nevada corporation may be taken, without a meeting, without prior notice and without a vote, if a written consent, setting forth the actions taken, is signed by the holders of outstanding capital stock having not less than the minimum number of votes necessary to authorize such action.

This Information Statement is being mailed to shareholders on or about September __, 2013. We will bear all expenses incurred in connection with the distribution of this Information Statement. We will reimburse brokers or other nominees for reasonable expenses they incur in forwarding this material to beneficial owners.  The actions in the Written Consent and the director and officer appointment will take effect on or shortly after [20 days after the mailing of the Definitive Information Statement].

No action is required by you. The accompanying Information Statement is furnished only to inform you of the above actions before such actions take effect, in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

By Order of the Board of Directors,                                                 Robert Knight
President
September __, 2013

This Information Statement is furnished by the Board of Directors of Axiom Gold and Silver Corp. (the “Company”) in connection with an action taken by written consent in lieu of an annual meeting of stockholders.  We are writing to give you notice of, and the attached Information Statement is being distributed in connection with, the actions by written consent of the majority stockholder of the Company, taken on August 27 2013, which, pending any required filings with the Secretary of State of Nevada, will be effective approximately twenty days after this Information Statement has been mailed to you.  The Board of Directors has fixed September 6, 2013, at the close of business, as the record date for the determination of stockholders entitled to receive this Information Statement (“Record Date”). It is anticipated that this Information Statement and the enclosed Notice will be mailed to stockholders of the Record Date on or about _____________, 2013.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Robert Knight owns approximately 89.7% of the issued and outstanding shares of Common Stock of the Company, and on August 27 2013, he consented in writing to the (i) Reverse Stock Split, (ii) Name Change,  (iii) Director Appointment and (iv) Auditor Appointment (each as defined herein).  As such, no vote or further action of the stockholders of the Company is required to approve or adopt those actions.  You are hereby being provided with notice of the stockholders’ approval of the above actions by less than unanimous written consent of the stockholders of the Company. Under federal law, however, such approval by written consent may not become effective until at least twenty (20) days after this Information Statement has first been mailed to stockholders, and these actions shall become effective immediately thereon or when the appropriate filing has been made with the Nevada Secretary of State, as applicable.

The Annual Report on Form 10-K of the Company, including financial statements for the year ended August 31, 2012, is enclosed herewith, but without exhibits as filed with the Securities and Exchange Commission.  Any stockholder may, by written request directed to the Treasurer, Axiom Gold and Silver Corp., 1846 E. Innovation Park Dr., Oro Valley, AZ 85755, request a copy of one or more exhibits thereto, in which case, the Company’s reasonable expenses of furnishing such exhibits may be charged.  Alternatively, any stockholder may obtain an electronic copy of such exhibits on the Edgar database maintained by the U.S. Securities and Exchange Commission at www.sec.gov.

DISSENTERS' RIGHT OF APPRAISAL

The Nevada Revised Statutes do not provide for dissenter's rights of appraisal in connection with the corporate actions contemplated herein.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

All the voting power of the Company is vested in its common stock.  At the Record Date, 247,819,016 shares of common stock, par value $.001 per share, were outstanding.  Each share of common stock is entitled to one vote.

Set forth below is information concerning the ownership as of the Record Date of the common stock of the Company by persons who, to the knowledge of the Board of Directors, beneficially own more than five (5%) percent of the outstanding shares of common stock of the Company.  Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Name and Address of Beneficial Owner	Undiluted and Diluted Beneficial Ownership	% of class)

Robert Knight Axiom Gold and Silver Corp., 1846 E. Innovation Park Dr., Oro Valley, AZ 85755	222,195,650	89.7%

ACTION I

REVERSE STOCK SPLIT

The majority shareholder and the Board of Directors have approved a reverse stock split whereby every twenty five (25) shares of common stock held by a stockholder shall be exchanged for one share of our common stock (the “Reverse Stock Split”).  Any fractional share of our common stock that would exist as a result of the Reverse Stock Split shall be rounded up to a whole share. The Board of Directors has set the close of business on the twentieth day following the mailing of this Information Statement to the shareholders as the date on which to file a “Certificate Pursuant to NRS 78.209” with the Nevada Secretary of State to make the Reverse Stock Split effective.  Every twenty five shares of common stock issued and outstanding immediately prior to that effective date will be reclassified as and changed into one share of common stock.

The principal effect of the Reverse Stock Split will be to decrease the number of outstanding shares of common stock. At the time of the approval of the Reverse Stock Split by the shareholder on August 27 2013, we had 247,819,016 shares outstanding, which number will be reduced to approximately 9,912,760 shares as a result of the Reverse Stock Split. The respective relative voting rights and other rights that accompany the common stock will not be altered by the Reverse Stock Split, the number of shareholders will not be altered by the Reverse Stock Split and the common stock will continue to have a par value of $0.001 per share. The consummation of the Reverse Stock Split will not alter the number of our authorized shares of capital stock which shall remain at 300,000,000 shares of common stock and 10,000,000 shares of preferred stock.

Reasons for the Proposed Reverse Stock Split

Management is undertaking the Reverse Stock Split in an attempt to make us a more attractive merger candidate. We have not entered into any definitive merger agreements and are not currently in active negotiations to merge with any entity.  Management believes that the current number of shares outstanding is too large in comparison to the number of authorized shares to compensate any one individual or group bringing a new business venture or opportunity to us.

Future Dilution; Anti-Takeover Effects

There may be certain disadvantages suffered by shareholders as a result of the Reverse Stock Split. These disadvantages include an increase in possible dilution to present shareholders' percentage ownership of the common stock because of the additional authorized shares of common stock which would be available for future issuance by us. Current shareholders, in the aggregate, own approximately 82.6% of current authorized shares of common stock under our present capital structure, but would own only 3.3% of the authorized shares of common stock under our capital structure after the Reverse Stock Split. The decision to issue any shares of common stock or preferred stock that could dilute the position of current shareholders can be made by our Board of Directors alone, and no further shareholder vote or consultation would be required for such an issuance.

The Reverse Stock Split is not an attempt to prevent third parties from obtaining control of our company. Management is not aware of any proposed sale of a large number of common stock between third parties, including our sole officer and director.

The Board of Directors believes that the consummation of the Reverse Stock Split and the changes which would result therefrom will not cause us to terminate registration of our common stock under the Securities Exchange Act of 1934, as amended, or to cease filing reports thereunder, and we do not presently intend to seek, either before or after the Reverse Stock Split, any change in our status as a reporting company for federal securities law purposes.

Federal Income Tax Consequences

The Reverse Stock Split should not result in any taxable gain or loss to shareholders for U.S. federal income tax purposes. As a result of the Reverse Stock Split, the U.S. tax basis of common stock received as a result of the Reverse Stock Split will be equal, in the aggregate, to the basis of the shares exchanged for the common stock. For U.S. federal income tax purposes, the holding period of the shares immediately prior to the effective date of the Reverse Stock Split will be included in the holding period of the common stock received as a result of the Reverse Stock Split.

SHAREHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS FOR MORE DETAILED INFORMATION REGARDING THE EFFECTS OF THE REVERSE SPLIT ON THEIR INDIVIDUAL TAX STATUS.

Exchange of Certificates

Following the effective date of the Reverse Stock Split, shareholders who hold their shares of common stock in certificated form should, at their own expense, surrender their current certificates to our stock transfer agent in exchange for the issuance of new certificates reflecting the Reverse Stock Split. Commencing on the effective date of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares of common stock will be deemed for all purposes to evidence ownership of post-Reverse Stock Split shares of common stock, as the case may be. No fractional shares of common stock will be issued, and, in lieu thereof, a whole share will be issued to any shareholders entitled to a fraction of a share of common stock.

ACTION II

NAME CHANGE

The majority shareholder and the Board of Directors have approved an amendment to our Articles of Incorporation, attached hereto as Exhibit A, to change our name from “Axiom Gold and Silver Corp.” to “Axiom Oil and Gas Corp.” (the “Name Change”).  We anticipate either entering the oil and gas industry or merging with an entity already active in the oil and gas industry.  Although we have yet to identify a merger candidate active in the oil and gas industry, we believe that the new name will make us a more attractive merger candidate should we identify one.

ACTION III

ELECTION OF DIRECTOR

Per the written consent of the majority stockholder, one Director is to be appointed immediately following twenty days from the day we mail this Information Statement to you to hold office until the next annual meeting of Stockholders or until his successor is otherwise elected and qualified (the “Director Appointment”).  The majority stockholder who signed the written consent represented approximately 89.7% of the outstanding shares of common stock entitled to vote on this matter.

The following table sets forth certain information furnished to the Company regarding the person who will be appointed as the sole director of the Company.

Name, Age Principal Occupation	Year First Elected	Certain Other Information
Robert Knight (55) Chief Executive Officer, Chief Financial Officer, Director	2012

Mr. Knight has served as Chief Executive Officer, Chief Financial Officer and Director since May 2012.  Since September 1994, Mr. Knight has been the President of Knight Financial Ltd., where he has organized and participated in many corporate finance transactions.  Mr. Knight served as an officer and director of Mexoro Minerals from December 4, 2005 to April 2008 (OTC-BB: MXOM.OB), a reporting company in the United States whose shares are quoted on the OTC Bulletin Board.  Mr. Knight was awarded an MBA degree from Edinburgh School of Business, Herriot-Watt University in December 1998.

Mr. Knight has served continuously since he was elected in 2012.

Mr. Knight is not paid as a Director and is not paid to attend Board meetings. As set out herein, we did pay Mr. Knight for his services as an executive officer of our Company.  As there is only one director, the Board of Directors has acted by written consent rather than calling formal meetings.  As such, during the last full fiscal year Mr. Knight has not attended fewer than 75 percent of the aggregate board meetings.

CERTAIN LEGAL PROCEEDINGS

There are no material proceedings to which Mr. Knight, our sole director, officer, affiliate, owner of record and beneficially of more than five percent of our common stock, or any associate of Mr., Knight is a party adverse to us or has a material interest adverse to us.  Mr. Knight has not been subject in the past ten years to any of the legal proceedings set out in Item 401(f) of Regulation S-K under the Securities Act of 1933 (including criminal proceedings, bankruptcy proceedings and those limiting his ability to undertake certain activities, such as being involved with  a publicly traded company).

AUDIT COMMITTEE

We do not have a separately designated audit committee of the board or any other board-designated committee. Audit committee functions are performed by our Board of Directors.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations at the present time, we believe the services of a financial expert are not warranted.

AUDIT FEES

Audit Fees. The aggregate fees billed for each of the last three fiscal years for professional services rendered by the principal accountant for our audit of annual financial statements and review of financial statements included in our Form 10-Qs for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years was:

2012	$55,750	Meyler & Company LLC

2011	$70,000	Meyler & Company LLC

Audit-Related Fees. For the fiscal year ended August 31, 2012 and 2011, respectively we were billed a total of $0 and $0 by a separate accountant for consulting services in preparation for the annual audit and quarterly reviews of the financial statements.

Tax Fees. For the fiscal year ended August 31, 2012 and 2011, respectively, our accountants rendered services for tax compliance, tax advice, and tax planning work for which we paid $0 and $0, respectively.

All Other Fees. None.

Pre-Approval Policies and Procedures

Prior to engaging our accountants to perform a particular service, our Board of Directors obtains an estimate for the service to be performed. All of the services described above were approved by the Board of Directors in accordance with its procedures.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Due to our small size and early stage and our status as a shell company, we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, and the board of directors does not currently have a chairman.  Robert Knight serves as our President and as sole director since May 2012.

Our board of directors is primarily responsible for overseeing our risk management processes on behalf of our board of directors.  The board of directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our assessment of risks. The board of directors focuses on the most significant risks facing us and our general risk management strategy, and also seeks to ensure that risks undertaken by us are consistent with the board’s appetite for risk. While the board oversees our risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

INDEPENDENCE

The Board recognizes the importance of director independence.  Under the rules of the New York Stock Exchange, to be considered independent, the Board must determine that a director does not have a direct or indirect material relationship with the Company.  Moreover, a director will not be independent if, within the preceding three (3) years: (i) the director was employed by the company or receives $25,000 per year in direct compensation from the company, other than director and committee fees or other forms of deferred compensation for prior service, (ii) the director was  partner of or employed by the company’s independent accountants, (iii) the director is part of an interlocking directorate in which an executive officer of the company serves on the compensation committee of another company that employs the director, (iv) the director is an executive officer or employee of another company that makes payments to, or receives payments from, the company for property or services in an amount which, in any single fiscal year, exceeds the greater of  $100,000 or 2% of such other company’s consolidated gross revenues, (v) or the immediate family member in any of the categories in (i) – (iv) above.

The Board has determined that our sole director is not independent under these standards.  Our sole director is the holder of almost 89.7% of the outstanding shares of the Company’s stock.

RELATED PARTY TRANSACTION REVIEW

Steven Sanders, one of our former directors, is a partner at Sanders Ortoli Vaughn-Flam Rosenstadt LLP, a law firm that we have engaged since September 2010 to provide us with legal advice. Legal fees and related expenses amounted to approximately $70,000 in the year ended August 31, 2012.   There was approximately $52,000 payable as of August 31, 2012.  Mr. Sanders resigned as a director in May 2012.

Accounting and tax services are provided by an accounting firm in which our former Chief Financial Officer (“CFO”) provides consulting services. Accounting and tax fees amounted to approximately $70,000 in the year ended August 31, 2012. There was approximately $48,000 payable as of August 31, 2012. Our former CFO resigned in May 2012.

Consulting services are provided by an entity in which one of our former directors is an owner. There is approximately $41,000 in expense for the year ended August 31, 2012 and no amount payable as of August 31, 2012.  This former director resigned in May 2012.

We are obligated to our current CEO, who is also a stockholder, for accrued and unpaid compensation and reimbursable expenses as of August 31, 2012 in the amount of approximately $8,000.

Effective August 16, 2012, our current CEO converted $212,218 of accrued and unpaid compensation and reimbursable expenses owed him into 212,218,000 shares of common stock at $0.001 per share. The fair value of the stock on that date was $0.03 per share, and we incurred a charge for share based finance costs of $6,154,322 in the year ended August 31, 2012.

As a shell company with one director and officer, we do not have a formal procedure to review proposed transaction between us and a related party (including directors, officers, beneficial owners of a significant portion of or common stock or other affiliates). With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

•	disclose such transactions in prospectuses where required;
•	disclose in any and all filings with the Securities and Exchange Commission, where required;
•	obtain disinterested directors consent; and
•	obtain shareholder consent where required.

OFFICERS

The following table summarizes all executive officers of the Company as of August 15, 2013:

Name, Age Principal Occupation	Year First Elected	Certain Other Information
Robert Knight (55) Chief Executive Officer, Chief Financial Officer, Director	2012
Mr. Knight has served as Chief Executive Officer, Chief Financial Officer and Director since May 2012.  Since September 1994, Mr. Knight has been the President of Knight Financial Ltd., where he has organized and participated in many corporate finance transactions.  Mr. Knight served as an officer and director of Mexoro Minerals from December 4, 2005 to April 2008 (OTC-BB: MXOM.OB), a reporting company in the United States whose shares are quoted on the OTC Bulletin Board.  Mr. Knight was awarded an MBA degree from Edinburgh School of Business, Herriot-Watt University in December 1998.

The following table sets forth certain information furnished to the Company regarding the beneficial ownership of the Company’s common stock at August 15, 2013 by Robert Knight, our sole director, the person re-appointed as our sole director and our executive officer. He has sole voting and investment power with respect to such shares of common stock.

Name and Address of Beneficial Owner	Undiluted and Diluted Beneficial Ownership	% of class)

Robert Knight Axiom Gold and Silver Corp., 1846 E. Innovation Park Dr., Oro Valley, AZ 85755	222,195,650	89.7%

EXECUTIVE COMPENSATION

Summary Compensation Table.  The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our principal executive officers during the fiscal years ending August 31, 2012 and 2011.  This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Name and Principal Position	Year Ended August 31	Salary $		Bonus $	Stock Awards $(1)	Option Awards $(1)	Non-Equity Incentive Plan Compensation $	Nonqualified Deferred Compensation Earnings $	All Other Compensation $	Total $
John E.
Larson, CEO	2012	127,500		0	0	844,044	0	0	0	971,544
Principal	2011	112,500		0	75,000	2,567,005	0	0	0	2,754,505
Executive
Officer (2)
Francisco Quiroz, CEO, VP Exploration (3)	2012 2011	118,150 104,250		0 0	0 0	81,870 294,866	0 0	0 0	0 0	200,020 399,116
Frank
Lamendola	2012	69,850	(5)	0	0	40,831	00	0	0	110,681
Principal	2011	67,080	(5)	0	0	60,062	00	0	0	127,142
Accounting
Officer (4)
Robert Knight President, CEO, CFO, Principal Accounting Officer, Secretary, Treasurer, Director (6)	2012 2011	90,000 82,500		0 0	6,154,322 0	36,219 149,979	0 0	0 0	0 0	6,280,541 232,479

(1)
Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with ASC Topic No. 718. Pursuant to SEC Rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	Dr. Larson was appointed CEO January 24, 2011 and resigned May 18, 2012

(3)	Mr. Quiroz was appointed CEO effective January 13, 2011 and resigned January 24, 2011. Mr. Quiroz resigned as VP Exploration May 18, 2012

(4)	Mr. Lamendola was appointed CFO effective October 18, 2010 and resigned May 18, 2012

(5)	Represents $69,850 and $67,080 of fees paid pursuant to a consulting agreement entered into with an entity affiliated with Mr. Lamendola

(6)	Mr. Knight was appointed President, CEO, CFO, Principal Accounting Officer, Secretary, Treasurer, Director effective May 18, 2012.

Stock Option and other Compensation Plans

2010 Stock Option Plan
The Plan, adopted by the Board of Directors on January 31, 2011, is intended to provide an incentive to our executive officers, directors, employees, independent contractors or agents who are responsible for or contribute to our management, growth and/or profitability. The purpose of granting options to such persons under the Plan is to attract them to consider employment with, or service to, us, to encourage their continued employment or service, and to give them incentive to provide their best efforts to us for purposes of enhancing shareholder value.

A total of up to 7,000,000 shares of our common stock have been reserved for the implementation of the Plan, either through the issuance of options to eligible persons in the form of incentive stock options or non-statutory options which are subject to restricted property treatment under Section 83 of the Internal Revenue Code. Whenever practical, the Plan is to be administered by a committee of not less than two members of the Board of Directors appointed by the full Board, and the Plan has a term of ten years, unless sooner terminated by the Board. During the year ended August 31, 2011, options to purchase 6,950,000 shares of common stock were granted under the plan and during the year ended August 31, 2012, 6,650,000 options were subsequently terminated under the plan.

As of August 31, 2012 and 2011, there are no other stock option plans, stock appreciation rights, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Grants of Plan Based Awards
				Closing
		Number of	Exercise	Market	Grant Date
		Securities	Price of	Price on	Fair Value of
		Underlying	Options	Date of	Stock Options
Name	Grant Date	Option #	Awards (#/Sh)	Grant	Awards

Robert Knight	01/13/2011	300,000	$0.25	$0.70	$186,198
John E. Larson	01/24/2011	5,500,000	$0.25	$0.75	$3,977,771
Francisco Quiroz	01/13/2011	600,000	$0.25	$0.67	$386,632
Frank Lamendola	10/18/2010	50,000	$0.25	$0.25	$10,174
	6/17/2011	100,000	$0.25	$1.18	$114,464

Outstanding Equity Awards at Fiscal Year-end

As of the year ended August 31, 2012, the following named executive officers had the following unexercised options, stock that has not vested, and equity incentive plan awards:

Option Awards						Stock Awards
Equity
Incentive
Plan
			Equity					Awards
			Incentive					Number	Value
	Number		Plan					Of	Of
	of		Awards			Number		Unearned	Unearned
	Securities		Number			of	Market	Shares,	Shares,
	Underlying		of			Shares of	Value of	Units or	Units or
	Unexercised		Securities			Units of	Shares	Other	Other
	Options		Underlying	Option	Option	Stock	Or Units	Rights	Rights
	#	#	Unexercised	Exercise	Expiration	Not	Not	Not	Not
Name	Exercisable	Unexercisable	Options	Price	Date	Vested	Vested	Vested	Vested

Robert Knight	300,000	-	-	.25	1/20/16	-	-	-	-

Compensation of Directors

The following table sets forth information concerning the compensation paid to each of our non-employee directors during the fiscal year ended August 31, 2012:

	Fee			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	Or Paid	Stock	Options	Plan	Compensation	All Other
	In Cash	Awards	Awards	Compensation	Earnings	Compensation		Total
Name	($)	($) (1)	($) (1)	($)	($)	($)		($)

Steven A. Sanders	0	151,500	0	0	0	0		151,500
Nivaldo Rojas	9,000	0	67,373	0	0	41,000	(2)	117,373
Roman Friedrich, III	9,000	0	0	0	0	0		9,000

(1)
Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with ASC Topic No. 718. Pursuant to SEC Rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	Represents $41,000 of fees paid pursuant to a consulting agreement entered into with an entity affiliated with Mr. Rojas

On October 4, 2010, we appointed Steven A. Sanders to the Board of Directors. Pursuant to the agreement, Mr. Sanders was to receive a stock award in the amount of 450,000 shares of Company common stock as compensation for serving as a director. 150,000 shares were earned upon the start of each year for which he served as a director.

On January 26, 2011, we entered into an agreement with Nivaldo Rojas pursuant to which in return for serving as a Director, Mr. Rojas received $1,000 per month and options to purchase 300,000 shares of our common stock exercisable at $0.25 per share. The options vested over a three year period and expire 10 years from the date of the grant. Additionally, we entered into a Finder’s Fee Agreement with an entity in which Mr. Rojas is an owner whereby we will pay the entity fees, as defined in the agreement, for (i) finding suitable properties to acquire and (ii) gold discovered on such properties.

Effective June 17, 2011, we appointed Roman Friedrich III to our Board of Directors. Mr. Friedrich received compensation of $1,000 per month and an option to purchase 100,000 shares of our common stock exercisable at $0.25 per share, the agreed upon fair value at date of grant. The option is fully vested and expires 10 years from date of grant.

Effective May 18, 2012, the Company appointed Mr. Robert Knight CEO, CFO, Secretary and a Director and Dr. Larson resigned as CEO and Director of the Company, Mr. Lamendola resigned as CFO of the Company, Mr. Quiroz resigned as Vice President-Exploration and Director and Mr. Sanders, Mr. Rojas and Mr. Friedrich resigned as Directors of the Company. As a result of the resignations, non-vested options to purchase 2,316,667 shares of Company common stock were immediately forfeited and the exercise date of vested options to purchase 4,333,333 shares of Company common stock was accelerated to three months after the date of resignation (August 18, 2012) per the terms of the option agreements.  None of these options were exercised.

NOMINATING COMMITTEE AND COMPENSATION COMMITTEE

The Company does not have a Nominating Committee or a Compensation Committee. Due to our small size and our having only one officer and director and no employees, the Board of Directors does not anticipate adding a Nominating Committee or a Compensation Committee in the near future.  In general, our sole director makes director nominees and compensation arrangements.

STOCKHOLDER COMMUNICATIONS WITH BOARD MEMBERS

The Company’s Board of Directors has not established a formal process by which stockholders may send communications to the Board of Directors. The Company believes that its operating structure is not yet large enough to warrant establishing a formal structure for stockholder communications with the Director.  Any stockholders wishing to communicate with the Board or a particular director should address such communications to Axiom Gold and Silver Corp., 1846 E. Innovation Park Dr. Oro Valley, AZ 85755.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

To our knowledge, based solely on a review of the copies of the reports required pursuant to Section 16(a) of the Exchange Act that have been furnished to the Company and written representations that no other reports were required, during the year ending August 31, 2012, all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% beneficial owners have been met.

ACTION IV

AUDITOR APPOINTMENT

In written resolutions dated August 27, 2013, our Board of Directors appointed Cowan, Gunteski & Company, P.A., independent public accountants, to audit our books, records and accounts for the ﬁscal year ended August 31, 2013. The majority shareholder ratified this appointment by written consent on August 27, 2013 (the “Auditor Appointment”).

Exhibit A

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:  Axiom Gold and Silver Corp.

2. The articles have been amended as follows: (provide article numbers, if available)

1.           Name of Corporation:  Axiom Oil and Gas Corp.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 227,195,650 out of 247,819,016 (or 89.7%).

4. Effective date and time of filing:  ______________

5. Signature:  ______________